SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K/A



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                       October 17,2000 (July 27,2000)




                             RAINWIRE PARTNERS, INC.


Delaware                        0-23892                              57-0941152
(State or other              (Commission File                      (IRS Employer
jurisdiction of                   No.)                                 ID No.)
incorporation)



                      695 Pylant Street, Atlanta, GA 30306
                    (Address of principal executive offices)

                                  404-892-1111
            (Registrant's telephone number, including area code)

        4940 Peachtree Industrial Blvd., Suite 350, Norcross, GA, 30071
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     This Form 8-K/A is filed as an amendment to the Form 8-K which was filed on July 27, 2000 and was inadvertently missing the cover and signature pages. The original Form 8-K was filed using the company's former name: ENVIROMETRICS, INC.

NEWS RELEASE                                                   July 27, 2000

          FOR IMMEDIATE RELEASE: ENVIROMETRICS, INC. ANNOUNCES COMPLETION OF THE TRANSACTION WITH THE CATAPULT GROUP, INC.


ENVIROMETRICS, Inc. (now EVMI-OTC:BB), a Delaware Corporation, (the "Company") announced it has completed the stock exchange transaction with The Catapult Group, Inc., a Georgia Corporation. On June 8th the Company received consent from a majority of its shareholders voting in favor of the Stock Exchange Agreement. On July 26th, the Company initiated its 10:1 reverse split, and exchanged approximately ninety percent (90%) of its shares for all of the oustanding shares of The Catapult Group, Inc. Thereafter, Envirometrics changed its name to The Catapult Group, Inc. The Company has received a majority of shareholders consent to effectuate a further name change of the Company to Rainwire Partners, Inc. The Company's current symbol of EVRM has been temporarily changed to EVMI reflecting the 10:1 reverse split. On completion of the name change to Rainwire Partners, Inc. a new ticker symbol will be assigned by NASDAQ OTCBB.

Bryan M. Johns, President and CEO of The Catapult Group, Inc. (soon to be Rainwire Partners, Inc.) stated, "We are very pleased to have our long-anticipated combination with Envirometrics completed. We are now poised to execute our growth strategy and to move forward with our mission to become the premiere middle-market provider for our services in the Southeast."

Walter H. "Skip" Elliott, III former President and CEO of Envirometrics stated, "We have worked long and hard to bring about this opportunity for our shareholders and are excited about the potential that this new direction will give us."

Information  about The Catapult Group (soon to be Rainwire  Partners,  Inc.)
The Catapult Group has positioned itself as a premier southeastern provider of Internet consulting and development services for middle-market organizations. The Catapult Group has recently signed consulting and development agreements with the likes of Unisys Corporation, The Metro Atlanta Chamber of Commerce and Internet start-up Telephone.com. The Catapult Group is pursuing an aggressive regional expansion plan and is initiating regional acquisition efforts.

Forward Looking  Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward looking statement" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the closing of the transaction described above, government regulation, and general economic and business conditions. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by THE CATAPULT GROUP, INC. (soon to be Rainwire Partners, Inc.) or any other person that the projected outcomes can or will be achieved.

Additional Information and Where to Find It
THE CATAPULT GROUP, INC. (Formerly Envirometrics, Inc.) files annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by THE CATAPULT GROUP, INC. at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. THE CATAPULT GROUP'S, filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

Contact: Walter H. "Skip" Elliott, III
         Vice President
         The Catapult Group, Inc.
         843-553-9456
                                  Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                             RAINWIRE PARTNERS, INC.
                                                  (Registrant)

Dated: October 17, 2000                     By: s/s Walter H. Elliott, III
                                                --------------------------
                                                Walter H. Elliott, III
                                                Vice President